U.S. ENERGY CORP.

BYLAWS
AS ADOPTED ON APRIL 22, 1992

ARTICLE I
OFFICES

     The principal office of U.S. Energy Corp. (the "Corporation") shall be located in the City of Riverton in the state of incorpo-ration. The Corporation may have such other offices or relocate its principal office either within or without the state of incor-poration as the Board of Directors of the Corporation (the "Board") may designate or as the business of the Corporation may require.

     The registered office of the Corporation in the Articles of Incorporation (the "Articles") need not be identical with the principal office in the state of incorporation.

ARTICLE II
SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the share-holders shall be held each year on a date and at a time and place to be determined by resolution of the Board, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders.

     Section 2. Special Meetings. Special meetings of the share-holders for any purpose, unless otherwise provided for by statute, may be called by the president, the Board or by the president upon receipt by the Corporations's secretary of one or more written demands of the holders of not less than one-tenth of all the votes entitled to be cast at the proposed special meeting, signed and dated, by such holders, either manually or in facsimile, and setting forth the purposes for which it is to be held.

     Section 3. Place of Meeting. The Board may designate any place, either within or without the state of incorporation, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the registered office of the Corporation in the state of incorporation.

     Section 4. Notice of Meeting. Written notice, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered no fewer than ten (10) and no more than sixty
(60) days before the meeting date. If an annual or special meeting is adjourned to a different time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided however, notice of the adjourned meeting shall be given to persons who are shareholders as of any new record date that is fixed with respect to the adjournment.

     Section 5. Fixing of Record Date. For the purpose of de-termining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, entitled to demand a special shareholders' meeting, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date (the "Record Date") for any such determination of shareholders, which date shall be not more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no Record Date is fixed by the Board, the Record Date for any such purpose shall be ten days before the date of such meeting or action. The Record Date determined for the purpose of ascertaining the shareholders entitled to notice of or to vote at a meeting may not be less than ten days prior to the meeting.

     When a Record Date has been determined for the purpose of a meeting, the determination shall apply to any adjournment thereof, except the original record date shall only be effective with respect to an adjournment or adjournments held within one hundred twenty (120) days after the date fixed at the original meeting.

     Section 6. Quorum. A majority of the votes entitled to be cast on a matter represented in person or by proxy shall constitute a quorum at a meeting of shareholders with respect to such matters. If less than a quorum of the outstanding shares are represented at a meeting, such meeting may be adjourned without further notice for a period which may be determined at the time such meeting is adjourned. At such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting, and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

     Section 7. Voting of Shares. Each outstanding share of common stock entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed, either manually or in facsimile, by the shareholder or by his duly authorized attorney-in-fact. Such appointment of a proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No appointment of a proxy shall be valid after 11 months from the date of its execution, unless a longer period is expressly provided in the appointment form. Appointments of proxies shall be in such form as shall be required by the Board and as set forth in the notice of meeting and/or proxy or information statement concerning such meeting.

     Section 9. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine as evidenced by a duly certified copy of either the bylaws or corporate resolution.

     Neither treasury shares, shares of its own stock held by the Corporation in a fiduciary capacity nor shares held by another corporation, if the majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation (except to the extent permitted by the articles of incorporation and Wyoming law), shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Shares held by an administrator, executor, guardian or con-servator may be voted by such fiduciary, either in person or by proxy, without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by a trustee without a transfer of the shares into such trust.

     Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver, without the transfer thereof into the name of such receiver if authority so to do is contained in an appropriate order of the court by which the receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred on the books of the Corporation into the name of the pledgee, and there-after the pledgee shall be entitled to vote the shares so trans-ferred.

     Section 10. Cumulative Voting. Cumulative voting shall be permitted in the election of directors, unless otherwise provided by the Articles and the laws of the state of incorporation.

     Section 11. Inspectors. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.

     Section 12. Nominations for Election as Directors. Any shareholder of record for an annual or special meeting of share-holders at which directors are to be elected may nominate directors for election at such meeting in opposition to the slate of candidates for which management has solicited proxies only if a notice of intent to nominate such proposed nominees has been submitted to the secretary of the Corporation at the registered address of the Corporation no later than 25 days and no more than 60 days prior to the meeting at which the shareholder wishes to submit those persons as nominees for election as directors. In the event that notice of the meeting at which such nomination is desired to be submitted is not mailed or otherwise sent to the shareholders by the Corporation at least 30 days prior to the meeting, the Corporation must receive the notice of intent to nominate no later than seven days after notice of the meeting is mailed or sent to the shareholders by the Corporation. Notices to the Corporation's Secretary of intent to nominate a candidate for election as a director must give the name, age, business address and principal occupation of such nominee and the number of shares held by such nominee. Within seven days after filing of the notice, a signed and completed questionnaire relating to the proposed nominee (which questionnaire will be supplied by the Corporation to the person submitting the notice) must be filed with the Secretary of the Corporation. Unless the notice and completed questionnaire are timely filed, the Chairman, at a shareholders' meeting, may declare the nomination defective and it may be disregarded.

     Section 13. Reimbursement of Expenses of Successful Proxy Contest. The Corporation shall reimburse the actual, reasonable and bona fide expenses of proxy solicitation incurred by any person who is successful in soliciting proxies in opposition to a solicitation made on behalf of management after approval of such reimbursement by shareholders holding at least a majority of the stock of the Corporation outstanding. For the purposes of this paragraph, a person is "successful" in soliciting proxies in opposition to management (1) with respect to a proposal for elec-tion of directors if such person elects a majority of the class of directors elected at the meeting; (2) with respect to opposition to a proposal submitted by management if more proxies were voted against such management proposal than were voted for such proposal; and (3) with respect to a shareholder proposal opposed by management if such proposal is approved by the requisite shareholder vote. Except as provided in this paragraph, the Corporation shall not reimburse any expenses of any person soliciting proxies in opposition to a solicitation made on behalf of management of the Corporation.

ARTICLE III
BOARD OF DIRECTORS

     Section 1. General Powers. The Board shall manage and direct the business and affairs of the Corporation in such manner as it sees fit. Directors shall discharge their duties in such capacity in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner reasonably believed to be in or at least not opposed to the best interests of the Corporation. For the purposes of the preceding sentence, a director, in determining what is reasonably believed to be in or not opposed to the best interests of the Corporation, shall consider the interests of the Corporation's shareholders, and at the director's discretion may consider the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state and nation, the impact of any action upon the communities in or near which the Corporation's facilities or operations are located, the long-term interests of the Corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the Corporation and any other factors relevant to preserving public or community interests. In addition to the powers and authorities expressly conferred upon it, the Board may do all lawful acts which are not directed to be done by the shareholders by statute, by the Articles or by these Bylaws.

     Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be six. Each director shall hold office until the next annual meeting of shareholders and until a successor director has been elected and qualified, or until the death, resignation or removal of such director. Directors need not be residents of the state of incorporation or shareholders of the Corporation.

     Section 3. Regular Meetings. A regular meeting of the Board shall be held, without other notice than this Bylaw, immediately after and at the same place as an annual meeting of shareholders. The Board may provide, by resolution, the time and place, either within or without the state of incorporation, for the holding of additional regular meetings, without other notice than such resolution.

     Section 4. Special Meetings. Special meetings of the Board may be called by or at the request of the president or any three directors. Meetings called by or at the request of the president may be called for any place, either within or without the state of incorporation. Meetings called by three directors shall be held at the registered office of the Corporation in the state of incorporation.

     Section 5. Telephonic Meetings. Members of the Board and committees thereof may participate and be deemed present at a meeting by means of conference telephone or any other means of communications equipment by which all persons participating may communicate with each other during the meeting.

     Section 6. Notice. Notice of any special meeting of the Board shall be given by telephone, telegraph or written notice sent by mail. Notice shall be delivered at least two days prior to the meeting if the meeting is called by or at the request of the president if given by telephone or telegram or by written notice. Written, telegraphic or telephonic notice of a meeting called by three directors shall be delivered personally or by mail to each director at such director's business or home address at least five days prior to the meeting.

     If notice of a directors' meeting is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid.

     Any director may waive notice of any meeting and except as provided in the following sentence, such waver shall be in writing, signed either manually or in facsimile, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the total membership of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, but if a quorum shall not be present at any meeting or adjournment thereof, a majority of the directors Present may adjourn the meeting without further notice.

     Section 8. Action by Consent of All Directors. Any action required to be taken, or which may be taken at a meeting of the Board may be taken without a meeting, if the action is taken by all members of the Board, evidenced by one or more written consents describing the action taken, signed, either manually or in facsimile, by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Actions taken by written unanimous consent are effective when the last director signs the consent, unless the consent specifies a different effective date.

     Section 9. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be an act of the Board.

The order of business at any regular or special meeting of the Board shall be:

     1.   Record of those present.

     2. Secretary's proof of notice of meeting, if notice is not waived.

     3.   Reading and disposal of unapproved minutes, if any.

     4.   Reports of officers, if any.

     5.   Unfinished business, if any.

     6.   New business.

     7.   Adjournment.

     Section 10. Vacancies. Any vacancy occurring in the Board by reason of an increase in the number of directors specified in these Bylaws, or for any other reason, may be filled by the affirmative vote of a majority of the directors voting on such matter at a duly convened meeting, or in the event that the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all directors remaining in office.

     Section 11. Compensation. By resolution of the Board, the directors may be paid their expenses, if any, for attendance at each meeting of the Board and may be paid a fixed sum for attend-ance at each meeting of the Board and a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor or from receiving compensation for any extraordinary or unusual services as a director.

     Section 12. Presumption of Assent. A director of the Corpo-ration who is present at a meeting of the Board at which action on any corporate matter is taken shall be deemed to have assented to an action taken at such meeting unless the director objects at the beginning of the meeting or promptly upon arrival to holding the meeting or transacting business at the meeting; the dissent of such director is entered in the minutes of the meeting; or the director delivers written notice of such dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. Such right to dissent is not available to a director who voted in favor of such action.

     Section 13. Executive or Other Committees. The Board, by resolution adopted by the greater of a majority of the directors in office when the action is taken or the number of directors required by the Articles or Bylaws to take action under Wyoming Statute
Section 17-16-844, may create one or more committees and appoint members of the Board to serve on them. Each committee shall have one (1) or more members who serve at the pleasure of the Board.
Any committee designated as an executive committee may exercise the authority of the Board under Wyoming Statute Section 17-16-801, and shall have all of the authority of the Board, but unless specifically authorized by the Board no such committee shall have the authority of the Board in reference to authorizing distributions, approving or proposing to shareholders action that the Wyoming Business Corporation Act requires be approved by shareholders, filling vacancies on the Board or any of its committees, amending the Articles pursuant to Wyoming Statute
Section 17-16-1002, adopting, amending or repealing the Bylaws, a plan of merger not requiring shareholder approval, authorizing or approving a reacquisition of shares (except according to a formula method prescribed by the Board), authorizing or approving the issuance or sale or contract for sale of shares or determining the designation and relative rights, preferences and limitations of a class or series of shares (except that the Board may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board). The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

     Any action required to be taken, or which may be taken at a meeting of a committee designated in accordance with this Section of the Bylaws, may be taken without a meeting, if the action is taken by all members of the Committee, evidenced by one or more written consents, setting forth the action so taken, signed either manually or in facsimile, by each Committee member and filed with the Corporate records reflecting the transaction. Such action by written consent of all entitled to vote shall have the same force and effect as a unanimous vote of such persons.

     Section 14. Resignation of Officers or Directors. Any di-rector or officer may resign at any time by submitting a resig-nation in writing. Such resignation takes effect from the time of its receipt by the Corporation unless a date or time is fixed in the resignation, in which case it will take effect from that time. Acceptance of the resignation shall not be required to make it effective.

     Section 15. Removal. A director may be removed by shareholders at a duly convened meeting called for the purpose of such removal. The notice for any meeting at which a director is proposed for removal must specifically state that a purpose of the meeting is removal of a director. Removal my occur only if the number of votes opposing such removal is insufficient to elect the director under cumulative voting.

ARTICLE IV
OFFICERS

     Section 1. Number. The officers of the Corporation shall be a president, a secretary and a treasurer, all of whom shall be executive officers and each of whom shall be elected by the Board. A Chairman of the Board, Chairman of the Board/Chief Executive Officer and one or more vice presidents shall be executive officers if the Board so determines by resolution. Such other officers and assistant officers, as may be deemed necessary, shall be designated administrative assistant officers and may be appointed and removed in accordance with Article IV, Section 11, hereof. Any two or more offices may be held by the same person, except the offices of president and secretary.

     Section 2. Election and Term of Office. The executive officers of the Corporation, shall be elected annually by the Board at its first meeting held after each annual meeting of the shareholders or at a convenient time soon thereafter. Each executive officer shall hold office until the resignation of such officer or a successor shall be duly elected and qualified, until the death of such executive officer, or until removal of such officer in the manner herein provided.

     Section 3. Removal. Any officer or agent elected or ap-pointed by the Board may be removed by the Board whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the con-tract rights, if any, of the person so removed.

     Section 4. Vacancies. A vacancy in any executive office because of death, resignation, removal, disqualification or otherwise may be filled by the Board for the unexpired portion of the term.

     Section 5. Chairman of the Board. If a Chairman of the Board (the "Chairman") shall be elected by the Board, the Chairman shall preside at all meetings of the shareholders and of the Board.

     Section 6. Chairman of the Board/Chief Executive Officer. A Chairman of the Board may also be elected as Chief Executive Officer, in which case such Chairman shall perform the duties hereinafter set forth in Article IV, Section 7, of these Bylaws.

     Section 7. The President. If no Chairman shall be elected as Chief Executive Officer by the Board, the president shall be the chief executive officer of the Corporation and, subject to the control of the Board, shall be in general charge of the affairs of the Corporation. The president may sign, with the other officer or officers of the Corporation authorized by the Board, certificates for shares of the Corporation, deeds, mortgages, bonds, contracts or other instruments whose execution the Board has authorized, except in cases where the signing and execution thereof shall be expressly delegated by the Board or Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. Should a Chairman of the Board be elected, the president shall perform all duties incident to that office and such other duties as may be assigned by a Chairman or the Board who is chief executive officer.

     Section 8. The Vice President. In the absence of the presi-dent or in the event of the death or inability or refusal to act of the president, the vice president shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. In the event there is more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election, shall perform the duties of the president and, when so acting, shall have all the powers of and shall be subject to all the restrictions upon the president. Any vice president may sign, with the other officers authorized by the Board, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned by the chief executive officer or the Board.

     Section 9. The Secretary. Unless the Board otherwise directs, the secretary shall keep the minutes of the shareholders' and directors' meetings in one or more books provided for that purpose. The secretary shall also see that all notices are duly given in accordance with the law and the provisions of the Bylaws; be custodian of the corporate records and the seal of the
Corporation: affix the seal or direct its affixing to all documents, the execution of which on behalf of the Corporation is duly authorized; keep a list of the address of each shareholder; sign with the president or a vice president certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board; have charge of the stock transfer books of the Corporation and perform all duties incident to the office of secretary and such other duties as may be assigned by the chief executive officer or by the Board.

     Section 10. The Treasurer. If required by the Board, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. The treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of the Bylaws and perform all the duties as from time to time may be assigned by the chief executive officer or the Board.

     Section 11. Assistant Officers. The Board may elect (or delegate to the Chairman or to the president the right to appoint) such other officers and agents as may be necessary or desirable for the business of the Corporation. Such other officers shall include one or more assistant secretaries and treasurers who shall have the power and authority to act in place of the officer to whom they are elected or appointed as an assistant in the event of the officer's inability or unavailability to act in his official capacity. The assistant secretary or secretaries, when authorized by the president, may sign with the president or a vice president certificates for shares of the Corporation which are issued pursuant to a resolution of the Board. The assistant treasurer or treasurers shall, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the chief executive officer.

     Section 12. Salaries. The salaries of the executive officers shall be fixed by the Board and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation. The salaries of the administrative assistant officers shall be fixed by the chief executive officer.

     Section 13. Standards of Conduct and Discharge of Duties. Executive officers of the Corporation shall discharge their duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner reasonably believed to be in or at least not opposed to the best interests of the Corporation. For the purposes of determining what is reasonably believed to be in or not opposed to the best interests of the Corporation, each executive officer shall consider the interests of the Corporation's shareholders and in such officer's discretion, may consider the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state and nation, the impact of any action upon the communities in or near which the Corporation's facilities or operations are located, the long-term interests of the Corporation and its shareholders, including the possibility that those interests may be best served by the independence of the Corporation, and any other factors relevant to promoting or preserving public or community interests.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any con-tract on behalf of the Corporation and such authority may be general or confined to specific instances.

     Section 2. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of in-debtedness, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

     Section 4. Loans to Directors. Except as permitted by Wyoming Statutes Section 17-16-832(c), a Corporation may not lend money to or guarantee the obligations of a director of the Corporation unless the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes voting as a single voting group (except the shares owned or voted under the control of the benefitted director) or by the Board if it determines that the loan or guarantee benefits the Corporation and it either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

ARTICLE VI
CERTIFICATES FOR SECURITIES
AND THEIR TRANSFER

     Section 1. Certificates for Securities. Certificates repre-senting securities of the Corporation (the "Securities") shall be in such form as shall be determined by the Board. Certificates for Securities (the "Certificates") shall state the name of the corporation, that it is organized under the laws of the State of Wyoming, the person to whom the Certificate is issued, and the number and class of shares and the designation of the series, if any, the Certificate represents. Each Certificate shall be signed by the chairman of the Board, president or a vice president and by the secretary, an assistant secretary, treasurer or assistant treasurer of the Corporation. The signatures of either or both the chairman, president or vice president and the secretary, assistant secretary, treasurer or assistant treasurer may be facsimiles .

     A Certificate signed or impressed with the facsimile signature of an officer, who ceases by death, resignation or otherwise to be an officer of the Corporation before the Certificate is delivered by the Corporation, is valid as though signed by a duly elected, qualified and authorized officer.

     The name of the person to whom the Securities represented by a Certificate are issued, the number of Securities, and date of issue, shall be entered on the Security transfer books of the Corporation. All Certificates surrendered to the Corporation for transfer shall be canceled and no new Certificate shall be issued until the former Certificate for a like number of shares shall have been surrendered and canceled, except that, in case of a lost, destroyed or mutilated Certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

     Section 2. Transfer of Securities. Transfer of Securities shall be made only on the security transfer books of the Corpo-ration by the holder of record thereof, by the legal representative of the holder who shall furnish proper evidence of authority to transfer, or by an attorney authorized by a power of attorney which was duly executed and filed with the secretary of the Corporation and a surrender for cancellation of the certificate for such shares. The person in whose name Securities stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VII
FISCAL YEAR

     The fiscal year of the Corporation shall be determined by resolution of the Board.

ARTICLE VIII
DIVIDENDS

     The Board may declare, and the Corporation may pay in cash, stock or other property, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles.

ARTICLE IX
SEAL

     The Board shall provide a corporate seal, circular in form, having inscribed thereon the corporate name, the state of incor-poration and the word "Seal." The seal on Securities, any corporate obligation to pay money or any other document may be by facsimile, or engraved, embossed or printed.

ARTICLE X
WAIVER OF NOTICE

     Whenever any notice is required to be given to any share-holder, director of the Corporation or member of a committee thereof under the provisions of these Bylaws or under the provisions of the Articles or under the provisions of the applicable laws of the state of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI
INDEMNIFICATION

     The Corporation shall have the power to indemnify any direc-tor, officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the laws of the state of incorporation.

ARTICLE XII
AMENDMENTS

     These Bylaws may be altered, amended, repealed or replaced by new bylaws by the Board at any regular or special meeting of the Board.

ARTICLE XIII
UNIFORMITY OF INTERPRETATION
AND SEVERABILITY

     These Bylaws shall be so interpreted and construed as to conform to the Articles and the statutes of the state of incorpo-ration or of any other state in which conformity may become necessary by reason of the qualification of the Corporation to do business in such foreign state, and where conflict between these Bylaws and the Articles or a statute has arisen or shall arise, the Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require. If any Bylaw provision or its application shall be deemed invalid by reason of the said nonconformity, the remainder of the Bylaws shall remain operable in that the provisions set forth in the Bylaws are severable.

     IN WITNESS WHEREOF, these Bylaws were adopted by the Corpo-ration's Board of Directors on April 22, 1992.





                                   MAX T. EVANS, Secretary